SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 15, 2011

Date of Report

April 15, 2011

(Date of earliest event reported)

ENERGY EDGE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	8711	52-2439239
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807

(Address of principal executive offices, including zip code)

(888)729-5722 x100

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 15, 2011, Mr. Robert Holdsworth submitted his resignation as the Chief Executive Officer of the Company and going forward is employed by the Company as the President.  On that same day, Joseph Ragosta, Ph.D. was appointed to serve as Chief Executive Officer. Dr. Ragosta, age 52, is now the Chief Executive Officer of the Company.  Dr. Ragosta is a visionary business leader and senior executive with a long track record of building highly successful, global enterprises.  He has an unwavering commitment to delivering world class service to our customers and believes that the only way to be successful is by exceeding expectations.

Prior to joining EETC, Dr. Ragosta was CEO of Ely Energy, a Tulsa, OK based design and fabrication company serving global markets with products applied downstream in a variety of energy and environmental markets.  Prior to Ely Energy, Dr. Ragosta served as President of Oseco, a manufacturer of rupture disks, explosion panels, and other pressure relief products.  Dr. Ragosta also previously served as President of Ionex in Tully, NY and General Manager of Graver Tech in Glasgow, DE.

Dr. Ragosta is an accomplished author with over 50 technical publications.  He has been certified as an ISO 9001 Lead Auditor and holds 8 patents and patents pending.  He received his bachelor’s degree from The Pennsylvania State University and his master’s degree and doctorate from Cornell University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2011

Energy Edge Technologies Corporation.

By:	/s/ Joseph Ragosta
Joseph Ragosta, Ph.D
CEO